Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

13 August 2007

EQUINIX UK LIMITED (“EQUINIX UK”)

RECOMMENDED CASH OFFER FOR

IXEUROPE PLC (“IXEUROPE”)

TO BE IMPLEMENTED BY MEANS OF

A SCHEME OF ARRANGEMENT

ACQUISITION OF SHARES AND

ADDITIONAL IRREVOCABLE UNDERTAKINGS

Introduction

On 28 June 2007 and 19 July 2007, the boards of IXEurope and Equinix UK (a wholly-owned subsidiary of Equinix Inc. (“Equinix”)) announced that they had reached agreement on the terms of an increased recommended cash offer (the “Acquisition”), under which Equinix UK will acquire the entire issued and to be issued share capital of IXEurope at 140 pence for each IXEurope Share (the “Announcements”). The Acquisition is to be implemented by way of a scheme of arrangement under section 425 of the Companies Act (involving a reduction of capital under section 135 of the Companies Act). The Acquisition is subject to the conditions and certain further terms and conditions set out in the announcements dated 28 June 2007 and 19 July 2007, as well as the scheme document issued by IXEurope to IXEurope Shareholders on 26 July 2007 (the “Scheme Document”).

Acquisition of IXEurope Shares by Equinix UK

Equinix UK is pleased to announce that it has acquired 4,544,999 IXEurope Shares at 140 pence in cash per IXEurope Share on 10 August 2007 (the “Share Purchase”). Equinix UK will make a public disclosure of the Share Purchase in accordance with Rule 8.1 of the Code.

Additional irrevocable undertakings

Equinix UK is also pleased to announce that it has received irrevocable undertakings in respect of 4,545,001 IXEurope Shares (the “Additional Irrevocables”) from (a) Arnhold and S. Bleichroeder Advisers, LLC (the “Manager”), in its capacity as the discretionary investment manager of certain segregated portfolios in respect of that portion of each segregated portfolio which is managed by its merger arbitrage portfolio team (each an “Account”), the Accounts having an indirect economic interest in the IXEurope Shares by virtue of the execution of a number of contracts for differences referencing the performance of the IXEurope Shares, and (b) ING Bank N.V. (the “Swap Counterparty”) (which is the swap counterparty to each contract for differences holding the voting rights in respect of such

IXEurope Shares). In the case of the Additional Irrevocables given by the Manager, the Manager shall use its reasonable efforts to procure the exercise of the voting rights attached to such IXEurope Shares and, in the case of the Additional Irrevocables given by the Swap Counterparty, the Swap Counterparty shall vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively. The 4,545,001 IXEurope Shares subject to the Additional Irrevocables represent approximately 2.5 per cent. of IXEurope’s issued ordinary share capital.

The Additional Irrevocables have been obtained in addition to the irrevocable undertakings received from (a) the Directors of IXEurope (and from Nightshade Limited and Southshire Limited, who are the trustees of discretionary trusts of which certain of the Directors of IXEurope, or members of their families, are potential beneficiaries), and (b) certain other IXEurope Shareholders, namely IX Holdings LLC and certain funds managed by Milestone Capital. Further details of such irrevocable undertakings are set out in the Announcements and the Scheme Document.

The Additional Irrevocables from Arnhold and S. Bleichroeder Advisers, LLC and ING Bank N.V. are binding on Arnhold and S. Bleichroeder Advisers, LLC and ING Bank N.V., even if a higher competing offer is announced by a third party, unless: (a) the Scheme becomes effective or an Offer becomes unconditional in all respects (as relevant); (b) an Offer is not announced on behalf of Equinix UK within 10 Business Days of the date on which the Scheme fails to become effective or any condition to which the Scheme is subject becomes incapable of satisfaction and, if capable of waiver, not being waived as therein provided; (c) an Offer, if made lapses or is withdrawn without become or being declared unconditional in all respects; (d) the Effective Date does not occur by 31 October 2007; or (e) in the case of the irrevocable undertaking given by the Manager and in relation to the number of IXEurope Shares in which an Account is interested only, the investment management agreement appointing the Manager as the discretionary investment manager of such Account is terminated.

In the event that Equinix UK elects to implement the Acquisition by way of an Offer, the undertakings above provide that they will apply to acceptances of such Offer.

As a result of the Additional Irrevocables, Equinix UK has received irrevocable undertakings to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of 125,005,827 IXEurope Shares in aggregate, representing approximately 69.0 per cent. of IXEurope’s issued ordinary share capital.

As a result of the Share Purchase and the Additional Irrevocables, Equinix UK (a) owns and (b) has received irrevocable undertakings to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of a total of 129,550,826 IXEurope Shares, representing approximately 71.5 per cent. of IXEurope’s issued ordinary share capital.

General

Defined terms in this announcement have the same meaning as those in the announcement dated 28 June 2007.

Enquiries:

Citi (Financial Adviser to Equinix)	Tel: +44 20 7986 4000
William Barter
Ralf Pilarczyk

K/F Communications, Inc. (PR Adviser to Equinix)	Tel: +1 415 255 6506

David Fonkalsrud

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction. This announcement does not constitute a prospectus or prospectus equivalent document. The full terms and conditions of the Scheme are set out in the Scheme Document. Any decision in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document or any document by which an Offer is made (if Equinix UK elects to implement the Acquisition by way of an Offer).

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with laws and regulations of any jurisdiction outside the United Kingdom.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of IXEurope, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of IXEurope, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of IXEurope by Equinix, Equinix UK or IXEurope, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.

If you are in any doubt as to the application of Rule 8 to you, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0) 20 7638 0129; fax number +44 (0) 20 7236 7013.